PRELIMINARY PROXY STATEMENT


INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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Filed by the Registrant [x]
    Filed by a Party other than the Registrant [ ]
    Check the appropriate box:
    [x] Preliminary Proxy Statement
    [ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    [ ] Definitive Proxy Statement
    [ ] Definitive Additional Materials
    [ ] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

DiaSys Corporation
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(Name of Registrant as Specified In Its Charter)

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(Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

 [x] No fee required.

 [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)  Title of each class of securities to which transaction applies:
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	2)  Aggregate number of securities to which transaction applies:
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	3)  Per unit price or other underlying value of transaction
computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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	5)  Total fee paid:
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 [ ]  Fee paid previously with preliminary materials.

 [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)  Amount Previously Paid:

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	4)  Date Filed:

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DiaSys Corporation
49 Leavenworth Street
Waterbury, Connecticut 06702
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SUPPLEMENT TO PROXY STATEMENT

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	This Supplement provides additional information with respect to the Annual Meeting of Stockholders (the "Annual Meeting") of
DiaSys Corporation (the "Company") to be held on, March 24 , 2000, at 10:00 a.m., Eastern Standard Time, at The Sheraton Hotel, 3580 East Main Street, Waterbury, Connecticut, for the purposes set forth in the Notice of Annual Meeting of Stockholders dated December 31, 1999.

	The Proxy Statement dated December 31, 1999 (the "Proxy Statement"), the Company's Annual Report for the year ended June 30, 1999 and a proxy card (the "White Proxy Card") were mailed on or about December 31, 1999, to all stockholders entitled to vote at the Annual Meeting. This Supplement and the enclosed blue proxy card (the "Blue Proxy Card") are being mailed on or about March 3, 2000 to all stockholders entitled to vote at the Annual Meeting. Stockholders are asked to execute and return BOTH the White Proxy Card and the Blue Proxy Card.

	All proxies will be voted in accordance with the instructions contained therein, and if no choice is specified, the proxies will be voted in favor of the proposals set forth in the Proxy Statement and this Supplement. Any proxy may be revoked by a stockholder at any time before it is exercised by giving written notice to that effect to the Secretary of the Company.

	Except as specifically amended or supplemented by the information contained in this Supplement, all information set forth in the Proxy Statement remains accurate and should be considered in casting your vote by proxy or at the Annual Meeting.

PURPOSE OF SUPPLEMENT

	The purpose of this Supplement is to consider and approve the following additional matters:

5. APPROVAL OF AMENDMENT TO THE CORPORATION'S
RESTATED CERTIFICATE OF INCORPORATION. The stockholders of the Company are being asked to consider and vote upon the adoption of an amendment to the Restated Certificate of Incorporation, which will increase the authorized shares of capital stock from 10,100,000 to 100,000,000 consisting of 99,900,000 shares of Common Stock and 100,000 shares of Preferred Stock. See "PROPOSAL #5 - AMENDMENT TO RESTATED CERTIFICATE
OF INCORPORATION."

6. APPROVAL OF THE POSSIBLE ISSUANCE OF COMMON
STOCK IN EXCESS OF 20%. The stockholders of the Company are being asked to consider and vote in favor of the Company's possible issuance of the Company's Common Stock upon the conversion of Series A Convertible Preferred Stock, par value $.001 per share (the "Series A Stock") and exercise of the warrants to purchase shares of the Company's Common Stock (the "Warrants"),pursuant to the
Convertible Preferred Stock and Warrant Purchase Agreement dated as of February 7, 2000, as amended (the "Stock Purchase Agreement"), between the Company, and BH Capital Investments, L.P. and Excalibur Limited Partnership (collectively the "Investors"), that may exceed
20% of the Company's issued and outstanding Common Stock.  See
"PROPOSAL #6 - APPROVAL OF THE POSSIBLE ISSUANCE OF
COMMON STOCK IN EXCESS OF 20%."

PROPOSAL #5 - AMENDMENT TO THE RESTATED
CERTIFICATE OF INCORPORATION.

On February 7, 2000, the Board of Directors adopted an amendment to the Restated Certificate of Incorporation (the "Charter Amendment"), subject to approval by the stockholders, to increase the number of authorized shares of capital stock from 10,100,000 to 100,000,000. The Board of Directors has determined it is advisable and in the best interests of the stockholders of the Company to increase the number of authorized shares of capital stock to accommodate future corporate transactions. The Board of Directors also directed that the Charter Amendment be submitted for action at the Annual Meeting of Stockholders to be held on March 24, 2000.

The Company's Restated Certificate of Incorporation currently authorizes the issuance of a total of 10,100,000 shares of capital stock, of which 10,000,000 shares are Common Stock, par value $.001 per share (the "Common Stock"), and 100,000 shares of Preferred Stock, par value $.001 per share (the "Preferred Stock"). The Charter
Amendment will increase the total number of authorized shares to 100,000,000, and the number of shares of Common Stock authorized to 99,900,000. The Charter Amendment will modify the first paragraph of Article FOURTH of the Restated Certificate of Incorporation to read as follows:

FOURTH:	The total number of shares of stock which the Corporation
shall have authority to issue is 100,000,000, of which 99,900,000 shares shall be Common Stock, $0.001 par value, and 100,000 of which shall be Preferred Stock, $0.001 par value.

The Charter Amendment will not change the currently authorized number of shares of Preferred Stock, which will remain at 100,000, of which 1,000 shares of Series A Preferred Stock are outstanding. On February 7, 2000 an aggregate of 3,008,890 shares of Common Stock had been issued. As of February 7, 2000, there were 1,912,500 shares of Common Stock reserved for issuance under the Company's various stock plans and for conversion and exercise of the Company's Series A Preferred Stock and the Warrants. On February 7, 2000, there were 5,078,610 authorized, unissued and unreserved shares of Common
Stock. Upon approval of the Charter Amendment, there will be an aggregate of 1,912,500 authorized, unissued and reserved shares of Common Stock and an aggregate of 94,978,610 authorized, unissued and unreserved shares of Common Stock.
Adoption of the proposed amendment and the issuance of Common
Stock would not affect the rights of holders of currently outstanding Common Stock. If the Charter Amendment is adopted, it will become effective upon the filing of the Charter Amendment with the Delaware Secretary of State.

On February 25, 2000, the Board of Directors approved a two-for-one stock split to be effected in the form of a stock dividend. The Company will effect the two-for-one stock split (in the form of a stock dividend), on March 8, 2000 to stockholders of record on March 8, 2000 (the "Stock Split"). No change in total stockholders' equity will result from the Stock Split. Each holder of the Company's Common Stock would receive one additional share for each share held. Following the effectiveness of the Amendment and the Stock Split, the amount of Common Shares, on a fully diluted basis, would increase from 4,921,390 shares to a total of 9,842,780 shares.

The Board of Directors believe that increasing the number of authorized but unissued shares of Common Stock will provide the Company with the flexibility to issue Common Stock for other proper corporate purposes which may be identified in the future. For instance, the Stock Split would have the effect of lowering the per share market price of the Company's Common Stock and increase its trading activity and broaden the marketability of the Company's Common Stock. Future activities may also include, without limitation, raising capital through the sale of common or preferred stock, reserving additional shares for issuance under its existing Employee Stock Plan, and acquiring other companies through the issuance of additional securities. Currently, the Company has no understandings, agreements, or commitments to issue additional shares of Common Stock for any purposes and has not entered into negotiations to acquire any other businesses.


THE BOARD OF DIRECTORS OF THE COMPANY, BY
UNANIMOUS ACTION OF THE DIRECTORS, RECOMMENDS A
VOTE FOR THIS PROPOSAL. UNLESS AUTHORITY TO DO SO
IS WITHHELD, THE PERSON(S) NAMED IN EACH PROXY WILL
VOTE THE SHARES REPRESENTED THEREBY FOR THE
APPROVAL OF THIS PROPOSAL.


PROPOSAL #6 - APPROVAL OF THE POSSIBLE ISSUANCE OF
COMMON STOCK IN EXCESS OF 20%.

On or about February 7, 2000, the Company and the Investors entered into the Stock Purchase Agreement pursuant to which the Company agreed to sell up to 4,000 Series A Stock and accompanying five year warrants to purchase shares of the Company's Common Stock ("Warrants")(collectively the "Issuances"). The Stock Purchase Agreement provides that the Investors will purchase the Series A Stock and the Warrants in three issuances: the first issuance of 1,000 shares of Series A Stock and 24,555 Warrants for $1 million, was completed on February 7, 2000; the second issuance of 1,000 shares of Series A Stock and Warrants for $1 million, will occur 60 days after a registration statement filed by the Company with the Securities and Exchange Commission (the "SEC") registering the shares of Common
Stock underlying the Series A Stock and the Warrants, is declared "Effective" by the SEC (the "Effective Date"); and the third issuance of 2,000 shares of Series A Stock and Warrants for $2 million, will occur 90 days after the Effective Date. Each share of Series A Stock is convertible into a number shares of Common Stock based on the fair market value of the Company's Common Stock on the date of conversion. The number of shares of Common Stock issuable upon conversion of the Series A Stock and the number of Warrants to be issued in each issuance will be based on the fair market value of the Company's Common Stock on the date of the closing of such issuance. Therefore, the number Warrants for the second and third issuance can not be determined until such closings. Simultaneously with the execution of the Stock Purchase Agreement, the Investors and the Company executed and delivered a voting agreement (the "Voting Agreement"); a registration rights agreement (the "Registration
Rights Agreement"); and the Company filed the Series A Stock
Certificate of Designations with the Secretary of State of the State of Delaware on February 3, 2000 (the "Designations"), the material provisions of which are as follows:

THE SERIES A STOCK DESIGNATION.  Attached hereto as
"Exhibit A" is the Designations. The following is a summary of the Designations and the rights and preferences of the Series A Stock, and does not purport to be complete. Shareholders are urged to read the Designations for a complete description of the rights and preferences of the Designations.

Designation and Amount. Preferred Stock of the Company designated as the Series A Stock having a par value per share equal to $.001, with the number of shares constituting such series is 4,000.

Conversion by Holders. Each share of Series A Stock will be convertible, at the option of its holder, into shares of Common Stock of the Company determined by dividing the sum of the price per share of the Series A Stock paid on issuance plus interest of 8% per year the Series A stock remains uncoverted, by the conversion price. The conversion price is determined by using the fair market value of the Company's Common
Stock on the date of conversion, subject to adjustments, with a maximum conversion price of $10 per share, subject to additional adjustments. For example, if conversion price was $9 per share on the date of conversion and the shares were converted one year from the date they were issued.
The conversion ratio would be the $1,000 per share purchase price of the Series A Stock plus $80, divided by the $9 per share conversion price. The
 Investor would be entitled to receive 120 shares of the Company's Common Stock for each share of Series A Stock to be converted on that date.

Voting Rights. Holders of the Series A Stock are not entitled to vote on matters presented to the holders of Common Stock of the Company for their action or consideration. However, the approval of the holders of at least 66 2/3% of the Series A Stock is required for certain actions by the Company, including: (i) amending the Designation; (ii) issuing
Series A Stock or increasing the authorized number of Series A Stock;
(iii) creating or issuing capital stock ranking senior or equal to the Series A Stock with respect to payment of dividends or distribution of assets upon liquidation, dissolution or winding up of the Company; and
iv) altering or changing the rights, preferences or privileges of any senior security so to affect adversely the Series A Stock.

Adjustment of Conversion Price. The conversion price of the Series A Stock will be adjusted downward, on a weighted average basis, in the event the Company issues securities, options or warrants at a price per share less than the then effective conversion price.

Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of outstanding shares of Series A Stock are entitled to receive out of the assets of the Company, an amount equal to $1,000 per share of Series A Stock held plus interest, before any amount is paid to any holders of any of the Company's capital stock.

Based upon the current market price of the Common Stock ($12.50 on February 11, 2000), the shares of Common Stock underlying the Issuances upon conversion and/or exercise (the "Issuance Shares") would not exceed 20% of the Company's shares of Common Stock currently issued and outstanding (the "20% Cap"). However, pursuant to the adjustment terms of the Stock Purchase Agreement, and the Designations; the number of Shares of Common Stock could exceed the 20% Cap in the event the fair market value of the Company's
Common Stock falls below a certain level as well as upon the Company's contemplated issuance of additional shares of its Series A Stock.

Based upon the possibility that the number of Issuance Shares may equal or exceed the 20% Cap, the Company is obligated under the terms of the Stock Purchase Agreement as well as Nasdaq Marketplace Rules to seek prior stockholder approval of the Company's issuance of the Issuance Shares in excess of the 20% Cap. The Company is subject to the Nasdaq Marketplace Rules. Rule 4460(i)(1)(D) of the Nasdaq Marketplace Rules requires companies that are listed on the Nasdaq Market to obtain stockholder approval prior to, among other things, issuing common stock in a private financing at a price less than the greater of book or market value of the common stock, where the amount of common stock to be issued equals or exceeds 20% of the common stock or voting power of the company outstanding prior to the issuance. Based upon the possible adjustments contained within the Designations, including, but not limited to, the Company issuing additional securities or the current market price of the Company's Common Stock falling below current market prices, the Company may be required to issue Common Stock in excess of the 20% Cap.

Furthermore, pursuant to the terms of the Stock Purchase Agreement, in the event a shareholders meeting, presenting the Issuances as a proposal upon which the shareholders are entitled to vote, is not held on or before April 30, 2000, the Company will be obligated to pay a penalty to the holders of the Series A Stock in an amount equal to approximately $250 per month per share of Series A Stock, on a pro rata basis for each day such meeting is not held.

For clarity, you are not being asked to approve the purchase and sale of the Series A Stock and Warrants. You are being asked to approve the possible issuance of shares of Common Stock over and above the 20%
Cap, in the event it becomes necessary to do so.

THE BOARD OF DIRECTORS OF THE COMPANY, BY
UNANIMOUS ACTION OF THE DIRECTORS, RECOMMENDS A
VOTE FOR THIS PROPOSAL. UNLESS AUTHORITY TO DO SO
IS WITHHELD, THE PERSON(S) NAMED IN EACH PROXY WILL
VOTE THE SHARES REPRESENTED THEREBY FOR THE
APPROVAL OF THIS PROPOSAL.



PROCEDURAL MATTERS

	WHETHER OR NOT YOU HAVE RETURNED THE WHITE
PROXY CARD PREVIOSULY SOLICITED AND WHETHER OR
NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE
URGE YOU TO COMPLETE, SIGN, DATE AND RETURN THE
ENCLOSED BLUE PROXY CARD AS PROMPTLY AS POSSIBLE.

	Returning the enclosed Blue Proxy Card will not revoke any proxy granted by executing the White Proxy Card previously distributed with the Proxy Statement. The enclosed Blue Proxy Card is and will be considered a supplemental submission.


YOUR VOTE IS IMPORTANT

OTHER BUSINESS

	The Board of Directors does not know of any other matters which may come before the meeting. However, if any other matters are properly presented to the meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their judgment on such matters.

	All stockholders are cordially invited to attend the meeting.


				By order of the Board of Directors,

				/s/ Conard Shelnut
				Conard Shelnut
				Secretary


Dated: February 25, 2000


	THE BOARD OF DIRECTORS HOPES THAT
STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR
NOT YOU PLAN TO ATTEND, YOU ARE URGED TO
COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED BLUE
PROXY CARD (AND THE WHITE PROXY CARD, IF NOT
PREVIOUSLY SUBMITTED) IN THE ACCOMPANYING
ENVELOPE. YOUR PROMPT RESPONSE WILL GREATLY
FACILITATE ARRANGEMENTS FOR THE MEETING, AND WE
APPRECIATE YOUR COOPERATION. NO POSTAGE NEED BE
AFFIXED IF MAILED IN THE UNITED STATES.